Exhibit 10.1

Mark Hoplamazian President and Chief Executive Officer
Hyatt Hotels Corporation 71 South Wacker Drive Chicago, IL 60606 USA T: +1 312.780.5400 F: +1 312.780.5282 mark.hoplamazian@hyatt.com

April 20, 2015

PRIVATE & CONFIDENTIAL

Mr. Atish Shah

Via e-mail

Dear Atish:

I am delighted that you have agreed to undertake the role of ‘Interim Chief Financial Officer (CFO)’ subject to approval of the Board of Directors.

In this position, you will report to me in my capacity as President and Chief Executive Officer. You will be responsible for the finance function until a permanent CFO is selected or such earlier time as I may determine to relieve you of such responsibility, at my discretion.

During this time, you will continue to be responsible for the Investor Relations and Financial Planning & Analysis functions and your total compensation will remain unchanged.

I welcome your continued contributions, and valuable support as you undertake this interim role.

Yours Sincerely,

/s/ Mark Hoplamazian

Mark Hoplamazian
President & CEO
Hyatt Hotels Corporation

cc:	Robb Webb, Chief Human Resources Officer

Acceptance

Please review this document and, if satisfactory, note your agreement to these terms in the space provided.

I have read and fully understand the terms and conditions of my employment as senior vice president, Interim CFO.

Acceptance:	/s/ Atish Shah
Atish Shah

Date:	April 20, 2015

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